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                                                                   EXHIBIT j(1)

                               CONSENT OF COUNSEL

                             AIM EQUITY FUNDS, INC.


     We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Retail and Institutional Statements of Additional Information for AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Capital Development Fund, AIM Charter Fund, AIM Constellation Fund, AIM Large Cap Growth Fund and AIM Weingarten Fund, both of which are included in Post-Effective Amendment No. 56 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-25469) and Amendment No. 56 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1424) on Form N-1A of AIM Equity Funds, Inc.




                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                    ------------------------------------------
                                    Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 23, 1999